UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2008

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Definitive Material Agreement.
     The information provided in the Items 2.01 and 2.03 below is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 1, 2008, Reliance Steel & Aluminum Co. (“Reliance” or the “Company”) completed the acquisition of all of the outstanding capital stock of PNA Group Holding Corporation, a Delaware corporation (“PNA Group Holding”), through its wholly-owned subsidiary RSAC Management Corp., a California corporation (“RSAC Management”), in accordance with the Stock Purchase Agreement dated June 16, 2008 and described in that Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). RSAC Management paid cash consideration of approximately $340 million and repaid or refinanced debt of PNA Group Holding or its subsidiaries in the amount of approximately $725 million, including the settlement of Reliance’s cash tender offers for 100% of the outstanding notes of PNA Intermediate Holding Corporation (“PNA Intermediate”) and PNA Group, Inc. (“PNA Group”), wholly-owned subsidiaries of PNA Group Holding. (See Item 8.01 below.) The Company funded the acquisition with proceeds from its new $500 million senior unsecured term loan and borrowings under its existing $1.1 billion syndicated revolving credit facility (See Item 2.03 below.)
     PNA Group Holding’s operating subsidiaries include Delta Steel, LP, Feralloy Corporation, Infra-Metals Co., Metals Supply Company, Ltd., Precision Flamecutting and Steel, LP and Sugar Steel Corporation. Through these operating subsidiaries, PNA Group Holding processes and distributes principally carbon steel plate, bar, structural and flat-rolled products through 23 steel service centers throughout the United States. Feralloy Corporation also participates in five joint ventures operating seven service centers in the United States and Mexico. PNA Group Holding’s revenues were about $1.6 billion for the twelve months ended December 31, 2007 and about $1.1 billion for the six months ended June 30, 2008. Current management of each of PNA Group Holding’s operating subsidiaries will remain in place, although changes will be made in management of PNA Group Holding, PNA Intermediate and PNA Group. Initially, PNA Group Holding will continue to operate as a wholly-owned subsidiary of the Company, but the Company is considering consolidating or restructuring certain of the PNA entities.
     The purchase price was determined by negotiations between the Company, on the one hand, and the stockholders of PNA Group Holding, on the other. To fund the purchase price and the repayment or refinancing of debt, the Company drew down on its syndicated revolving line of credit established November 9, 2006, with Bank of America, N.A., as administrative agent, and 15 banks, as lenders, and obtained a new syndicated term loan, dated July 31, 2008, with Bank of America, N.A., as administrative agent, and a syndicate of banks, as lenders, in the amount of $500 million.
     The sellers, through Travel Main Corporation, own real property on which certain facilities of the operating subsidiaries of PNA Group Holding are located. Travel Main Corporation was not part of PNA Group Holding at the time of the closing of the transaction and any assets and debt of Travel Main Corporation continue to be owned, directly or indirectly, by the sellers.
     Upon completion of the acquisition of PNA Group Holding by RSAC Management, Maurice S. “Sandy” Nelson, the Chief Executive Officer of PNA Group Holding, retired.
     The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement previously filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.
     In connection with the acquisition of PNA Group Holding, Reliance and RSAC Management, collectively as borrowers, entered into a Credit Agreement dated July 31, 2008 with Bank of America,

N.A., as administrative agent, and the lenders identified therein providing for a term loan in the principal amount of $500 million (the “Term Loan”), with quarterly installment payments of 15% of the original principal. The Credit Agreement for the Term Loan has substantially the same terms and conditions as the Company’s existing syndicated revolving credit facility, and the Term Loan matures on November 9, 2011, co terminus with the Company’s existing syndicated revolving credit facility.
     The Company also entered into that First Amendment to Amended and Restated Credit Agreement (the “Amendment”) dated July 31, 2008 by and among Reliance and RSAC Management, as borrowers, and Bank of America, N.A. as administrative agent, and the lenders named therein. The Amendment provides, among other things, for an increase in the amount of permitted borrowings of unsecured indebtedness by the Company, among other things. Initially the amount of permitted unsecured indebtedness for borrowed money was $500 million and it has been increased to $500 million plus the amount of the Term Loan.
     All of the Company’s wholly-owned material domestic subsidiaries are guarantors of all of the Company’s consolidated debt including those items discussed above.
Item 8.01 Other Events
     The disclosure set forth under Items 2.01 and 2.03 above is incorporated herein by reference. Reliance issued a press release on August 4, 2008 announcing the acquisition of PNA Group Holding Corporation and discussing the related financing transactions. The press release is attached as Exhibit 99.1 hereto.
     On July 1, 2008, pursuant to an Offer to Purchase and Consent Solicitation Statement dated July 1, 2008, Reliance commenced a tender offer to purchase for cash any and all of the outstanding $250 million 10-3/4% Senior Notes due 2016 (the “Fixed Rated Notes”) issued by PNA Group pursuant to that Indenture dated as of August 15, 2006, and any and all of the $170 million Senior Floating Rate Toggle Notes due 2013 (“Floating Rate Notes”) issued by PNA Intermediate pursuant to that Indenture dated February 12, 2007 (collectively, the Fixed Rate Notes and the Floating Rate Notes are referred to as the “PNA Notes”) and a related consent solicitation to amend the Indentures with respect to the PNA Notes. On July 15, 2008, the Company announced that all of the PNA Notes had been tendered and not withdrawn. The tender offers expired on August 1, 2008. The Company accepted for payment all of the PNA Notes validly tendered and not withdrawn and settled the purchase of the PNA Notes pursuant to these tender offers on August 4, 2008. The total amount paid to settle the purchase of the PNA Notes pursuant to the tender offers and consent solicitation, including the consent payments and accrued but unpaid interest was $489.9 million. The Company paid for the PNA Notes with funds form the Term Loan and from its existing syndicated revolving credit facility. (See Item 2.03 above.)
     Reliance received the requisite consent for the amendments to the Indentures. The amendments to the Indentures eliminated substantially all of the restrictive covenants contained in the Indentures and the PNA Notes (other than the covenants related to asset sales and change of control offers) and certain events of default. The amendments were approved by holders of more than a majority of the outstanding principal balance of both the Fixed Notes and the Floating Rates Notes and became effective upon acceptance by the Company on August 1, 2008 with respect to the Fixed Rate Notes. The Floating Rate Notes were retired and cancelled effective August 4, 2008. Following the settlement of the tender offers described above, PNA Group entered into a Fourth Supplemental Indenture dated as of August 1, 2008. Under that Fourth Supplemental Indenture, PNA Group continues to be obligated to pay the Fixed Rate Notes, but it has become an intra-company debt for the benefit of Reliance.
     A copy of the Company’s press release dated August 4, 2008 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The foregoing description and the description in the press release are qualified in their entirety by reference to the full text of the Offer to Purchase and Consent Solicitation Statement and the Fourth Supplemental Indenture.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

No financial statements are being filed with this report. Financial statements required to be filed as exhibits to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

No pro forma financial information is being filed with this report. The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.

(c)	Exhibits.

Exhibit No.	Description

4.1	Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

4.2	First Amendment to Amended and Restated Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp. and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

4.3	Fourth Supplemental Indenture, dated August 1, 2008 by and among The Bank of New York Mellon, as Trustee, and PNA Group, Inc. and the subsidiaries of PNA Group, Inc. that are guarantors with respect thereto.

99.1	Press Release dated August 4, 2008.

99.2	Offer to Purchase and Consent Solicitation Statement dated July 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: August 6, 2008	By	/s/ Karla Lewis Karla Lewis
Executive Vice President, Chief Financial Officer and Assistant Secretary

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp., collectively as Borrowers, and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

4.2	First Amendment to Amended and Restated Credit Agreement dated July 31, 2008 by and among Reliance Steel & Aluminum Co. and RSAC Management Corp. and Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

4.3	Fourth Supplemental Indenture, dated August 1, 2008 by and among The Bank of New York Mellon, as Trustee, and PNA Group, Inc. and the subsidiaries of PNA Group, Inc. that are guarantors with respect thereto.

99.1	Press Release dated August 4, 2008.

99.2	Offer to Purchase and Consent Solicitation Statement dated July 1, 2008.